   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 3, 1997.

                                                     REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ---------------------

                                    FORM S-1
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 ERGOBILT, INC.
             (Exact Name of Registrant as Specified in Its Charter)

             TEXAS                             2590                          75-2600529
(State or Other Jurisdiction of    (Primary Standard Industrial           (I.R.S. Employer
 Incorporation or Organization)    Classification Code Number)         Identification Number)

               5000 QUORUM DRIVE                                   GERARD SMITH
                   SUITE 147                               5000 QUORUM DRIVE, SUITE 147
              DALLAS, TEXAS 75240                              DALLAS, TEXAS 75240
                 (972) 233-8504                                   (972) 233-8504
  (Address, Including Zip Code, and Telephone         (Name and Address, Including Zip Code,
        Number, Including Area Code, of                and Telephone Number, Including Area
   Registrant's Principal Executive Offices)               Code, of Agent for Service)

                             ---------------------

                                   Copies to:

             NORMAN R. MILLER, ESQ.                         KATHERINE M. SEABORN, ESQ.
       WOLIN, FULLER, RIDLEY & MILLER LLP                    GARDERE & WYNNE, L.L.P.
              3100 BANK ONE CENTER                           3000 THANKSGIVING TOWER
                1717 MAIN STREET                                 1601 ELM STREET
              DALLAS, TEXAS 75201                              DALLAS, TEXAS 75201
            TELEPHONE (214) 939-4906                         TELEPHONE (214) 999-4924
               FAX (214) 939-4949                               FAX (214) 999-4162
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        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   AS SOON AS PRACTICABLE AFTER THE REGISTRATION STATEMENT BECOMES EFFECTIVE.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-14205

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                             ---------------------

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
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                                                        PROPOSED MAXIMUM       PROPOSED MAXIMUM          AMOUNT OF
   TITLE OF EACH CLASS OF          AMOUNT TO BE          OFFERING PRICE       AGGREGATE OFFERING        REGISTRATION
 SECURITIES TO BE REGISTERED        REGISTERED             PER SHARE                PRICE                   FEE
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Common Stock, $.01 par
  value......................     230,000 shares             $7.00                $1,610,000                $488
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

                                EXPLANATORY NOTE

     This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the Registration
Statement on Form S-1 (Reg. No. 333-14205) filed by ErgoBilt, Inc. (the
"Company") with the Securities and Exchange Commission on October 16, 1996, as amended by Amendment No. 1 thereto filed on January 13, 1997, Amendment No. 2 thereto filed on January 28, 1997 and Amendment No. 3 thereto filed on January
30, 1997, which was declared effective on January 30, 1997, are incorporated herein by reference.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on February 3, 1997.

                                            ERGOBILT, INC.

                                            By:       /s/ GERARD SMITH

                                              ----------------------------------
                                              Gerard Smith,
                                              President and Chief Executive
                                                Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated:

                  SIGNATURE                                   TITLE                       DATE
                  ---------                                   -----                       ----

             /s/ GERALD MCMILLAN                Chairman of the Board and Director  February 3, 1997
----------------------------------------------
               Gerald McMillan

               /s/ GERARD SMITH                 President, Chief Executive Officer  February 3, 1997
----------------------------------------------    and Director (Principal
                 Gerard Smith                     Executive Officer and Acting
                                                  Principal Financial and
                                                  Accounting Officer)

                               INDEX TO EXHIBITS

                                                                              SEQUENTIALLY
    EXHIBIT                                                                     NUMBERED
     NUMBER                                EXHIBIT                                PAGE
    -------                                -------                            ------------
     *1(a)       -- Underwriting Agreement
     *1(b)       -- Warrant Purchase Agreement
      5          -- Opinion of Wolin, Fuller, Ridley & Miller LLP
     23(a)       -- Consent of KPMG Peat Marwick LLP
     23(b)       -- Consent of Thompson, Derrig & Slovacek PC
     23(c)       -- Consent of Wolin, Fuller, Ridley & Miller LLP (included in Exhibit 5 to this Registration Statement)

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* Incorporated by reference to the corresponding exhibit number in the Company's
  Registration Statement on Form S-1, as amended, Reg. No. 333-14205.